Exhibit 10.1

WARRANT EXCHANGE AGREEMENT

THIS WARRANT EXCHANGE AGREEMENT (the “Agreement”), dated as of March __, 2013, is entered into by and among Spherix Incorporated, a Delaware corporation (the “Company”), and the person identified as “Holder” on the signature pages hereto (the “Holders”).

WHEREAS, the Holder owns an aggregate number of common stock purchase warrants expiring November 7, 2017 (the “Warrants”) set forth on the signature page hereto.

WHEREAS, the Company desires to acquire and cancel the Warrants through an exchange of a number of shares of Series C Preferred Stock of the Company calculated as set forth in the “Exchange Offer For Common Stock Purchase Warrants Expiring November 7, 2017” accompanying this Warrant Exchange Agreement (the “Shares”) and incorporated herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge the parties hereto hereby agree as follows:

1. a. Delivery of Securities to the Company. The Company and the Holder agree that the Holder will deliver the Warrants to the Company.

b. Issuance of Shares. The Company and the Holder agree that upon the delivery of the Warrants, the Company shall issue to Holder the number of Shares as set forth in Exhibit A attached hereto. The Offer to exchange the Warrants for the Shares is indivisible and may only be accepted as to all Warrants held by any security holder. The Company, in its sole discretion, may elect to accept Warrants separately tendered for exchange in accordance with the terms of the Offer.

2. Further Assurances. In connection with the exchange of the Warrants, the Holder, by entering into this Exchange Agreement, agrees to execute all agreements and other documents as reasonably requested by the Company.

3. Additional Agreements.

a. Limited Release. Upon the execution of this Exchange Agreement, the undersigned Holder releases and discharges the Company and the Company’s heirs, executors, administrators, successors, partners, employees, and assigns (collectively, the “Releasees”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against the Releasees, the Holder or its heirs, administrators, trustees, successors and assigns ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any representation, warranty, covenant or condition, written or oral, made by Releases to Holder in connection with the purchase by Holder of shares of common stock, preferred stock and warrants of the Company pursuant to a Securities Purchase Agreement dated as of November 7, 2012 (the “SPA”)on the basis of financial statements and reports by the Company delivered to the Holder or filed with the Securities and Exchange Commission (the “SEC”) and the restatement thereof for the reasons described in that certain Current Report on Form 8-K of the Company filed with the SEC on February 28, 2013, whether or not known or unknown, from the beginning of the world to the day of the date of this agreement.

b. Registration Obligation. Company agrees that the term “Registrable Securities” in that certain Registration Rights Agreement dated as of November 7, 2012 shall include the shares of common stock, par value $0.0001 per share of the Company, into which the Shares are convertible as of the date hereof.

4. Investor Representations and Warranties and Covenants. Each Holder represents, warrants and covenants to the Company as follows:

a. No Registration. The Holder understands that the have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Holder’s representations as expressed herein or otherwise made pursuant hereto.

b. Investment Intent. The Holder is acquiring the Shares, for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Such Holder further represents that it will not violate the Securities Act and does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity or to any third person or entity with respect to the Shares.

c. Investment Experience. Such Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company and acknowledges that such Holder can protect its own interests. Such Holder has such knowledge and experience in financial and business matters so that such Holder is capable of evaluating the merits and risks of its investment in the Company.

d. Transfer Restrictions. The Holder acknowledges that the Shares have not been registered under the 1933 Act, and may not be transferred unless (i) they are subject to a current and effective registration statement under the 1933 Act, or (ii) the Holder shall have delivered to the Company an opinion of counsel, which counsel and opinion shall be reasonably satisfactory to the Company, to the effect that the securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (b) any sale of the securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule, to the extent that such Rule is applicable.

e. Access to Data. The Holder and its advisors, if any, have been furnished with or have been given access to all materials relating to the business, finances and operations of the Company and any reasonably requested materials requested by the Holder. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received complete and satisfactory answers to any such inquiries.

f. Accredited Investor. The Holder is an “accredited investor’ within the meaning of Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

g. Restrictive Legend. The Holder acknowledges and agrees that the Shares and the shares of the Company’s common stock issuable upon conversion of the Shares pursuant to their terms shall bear a restrictive legend and a stop-transfer order may be placed against transfer of any such securities except that the requirement for a restrictive legend shall not apply to shares sold pursuant to a current and effective registration statement or a sale pursuant Rule 144 or any successor rule

h. Authorization.

i. The Holder has all requisite power and authority to execute and deliver this Agreement, and to carry out and perform its obligations under the terms hereof. All action on the part of the Holder necessary for the authorization, execution, delivery and performance of this Agreement, and the performance of all of the Holder’s obligations herein, has been taken.

ii. This Agreement, when executed and delivered by the Holder, will constitute valid and legally binding obligations of the Holder, enforceable in accordance with its terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies or by general principles of equity.

iii. No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Holder in connection with the execution and delivery of this Agreement by the Holder or the performance of the Holder’s obligations hereunder.

i. Tax Advisors. Such Holder has reviewed with its own tax advisors the U.S. federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. With respect to such matters, such Holder relies solely on such advisors and not on any statements or representations of the Company or any of their respective agents, written or oral. The Holder understands that it (and not the Company) shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

j. All parties acknowledge and represent that: (a) they have read this Agreement; (b) they clearly understand the Agreement and each of its terms; (c) they fully and unconditionally consent to the terms of this Agreement; (d) they have had the benefit and advice of counsel of their own selection; (e) they have executed this Agreement, freely, with knowledge, and without influence or duress; (f) they have not relied upon any other representations, either written or oral, express or implied, made to them by any person; and (g) the consideration received by them has been actual and adequate.

k. This Agreement contains the entire agreement and understanding concerning the subject matter hereof between the parties and supersedes and replaces all prior negotiations, proposed agreement and agreements, written or oral. Each of the parties hereto acknowledges that neither any of the parties hereto, nor agents or counsel of any other party whomsoever, has made any promise, representation or warranty whatsoever, express or implied, not contained herein concerning the subject hereto, to induce it to execute this Agreement and acknowledges and warrants that it is not executing this Agreement in reliance on any promise, representation or warranty not contained herein.

l. This Agreement may not be modified or amended in any manner except by an instrument in writing specifically stating that it is a supplement, modification or amendment to the Agreement and signed by each of the parties hereto.

m. Should any provision of this Agreement be declared or be determined by any court or tribunal to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall be severed and deemed not to be part of this Agreement.

n. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties, and the individuals executing this Agreement and other agreements on behalf of the Company, agree to submit to the jurisdiction of such courts and waive trial by jury.

o. This Agreement may be executed in counterparts, each of which, when all parties have executed at least one such counterpart, shall be deemed an original, with the same force and effect as if all signatures were appended to one instrument, but all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.

SPHERIX INCORPORATED
By:__________________________________________ Name: Robert L. Clayton Title: Chief Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOR HOLDERS TO FOLLOW]

Name of Holder:
By:

By:________________________________
Name:
Title:

Number of Warrant Shares: _________

[SIGNATURE PAGE OF HOLDER TO WARRANT EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 1 day of March 2013.

By:______________________________
Name:
Robert L. Clayton
Chief Financial Officer